UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 487-9500

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2014, OncoGenex Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated, as the representative of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to offer and sell up to 5,559,866 Series A units at a price per unit of $3.48 and up to 1,340,538 Series B units at a price per unit of $3.47 (the “Offering”). Each Series A unit will consist of one share of common stock, par value $0.001 per share, and a Series A warrant to purchase up to one-half of one share of common stock at an initial exercise price of $4.00 per share. Each Series A warrant will be exercisable at any time on or after the date of issuance until the fifth anniversary of the issuance of the Series A warrants. The Series A units will not be issued or certificated. The shares of common stock and Series A warrants will be issued separately but can only be purchased together in the Series A units in the Offering.

The Series B units will be offered and sold to those purchasers whose purchase of Series A units in the Offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding common stock following the completion of the Offering. Each Series B unit will consist of a Pre-Funded Series B warrant to purchase up to one share of common stock at an initial exercise price of $0.01 per share and a Series B warrant to purchase up to one-half of one share of common stock at an initial exercise price of $4.00 per share. Each Pre-Funded Series B warrant and Series B warrant will be exercisable at any time on or after the date of issuance until the fifth anniversary of the issuance of the Pre-Funded Series B warrants and Series B warrants, respectively. The Pre-Funded Series B warrants and Series B warrants will be issued separately but can only be purchased together in the Series B units in the Offering.

The Company expects to receive $24.0 million in gross proceeds from the Offering, before underwriting discounts and commissions and estimated Offering expenses.

The Underwriting Agreement contains representations, warranties and covenants that are customary for transactions of this type. The securities sold in the Offering are expected to be delivered to the Underwriters on or about July 2, 2014, subject to the satisfaction of customary closing conditions.

The securities offered in the Offering were registered for offer and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company’s Registration Statement on Form S-3 (Registration No. 333-184829), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 30, 2012. In connection with this Offering, the Company will file with the SEC a prospectus supplement pursuant to Rule 424(b) under the Securities Act.

Copies of the Underwriting Agreement, form of Series A warrant, form of Pre-Funded Series B warrant and form of Series B warrant are filed herewith as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. The foregoing description of the Underwriting Agreement, the Series A warrants, the Pre-Funded Series B warrants and the Series B warrants does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The opinion of the Company’s counsel regarding the validity of the shares issued pursuant to the Offering is also filed as Exhibit 5.1.

Item 8.01 Other Events.

On June 26, 2014, the Company issued a press release titled “OncoGenex Pharmaceuticals, Inc. Prices $24 Million Underwritten Registered Direct Offering.” A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement between the Company and Stifel, Nicolaus & Company, Incorporated, as the representative of the Underwriters, dated June 26, 2014.

4.1	Form of Series A Warrant.

4.2	Form of Pre-Funded Series B Warrant.

4.3	Form of Series B Warrant.

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1).

99.1	Press release of OncoGenex Pharmaceuticals, Inc. dated June 26, 2014.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the Company’s intention to conduct an offering of securities. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others, the ability to manage successfully and complete the offering, the general economic and/or market conditions and the factors set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and the prospectus supplement related to the Offering. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: June 27, 2014	/s/ Scott Cormack
Scott Cormack
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement between the Company and Stifel, Nicolaus & Company, Incorporated, as the representative of the Underwriters, dated June 26, 2014.

4.1	Form of Series A Warrant.

4.2	Form of Pre-Funded Series B Warrant.

4.3	Form of Series B Warrant.

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1).

99.1	Press release of OncoGenex Pharmaceuticals, Inc. dated June 26, 2014.

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